SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ORAPHARMA INC.

                    GABELLI SECURITIES, INC.
                                 2/10/03           18,000-            7.4100
                        GABELLI ASSOCIATES LTD
                                 2/10/03          265,621-            7.4100
                                 2/05/03           16,000             7.3800
                                 1/30/03            2,000             7.3800
                        GAF II
                                 2/10/03            5,300-            7.4100
                        GABELLI ASSOCIATES FUND
                                 2/10/03          336,751-            7.4100
                                 2/05/03           15,000             7.3800
                    GAMCO INVESTORS, INC.
                                 2/05/03           10,000             7.3800
                                 1/28/03            3,270             7.3800
                                 1/24/03            5,400             7.3757
                    MJG ASSOCIATES, INC.
                         GABELLI FUND, LDC
                                 2/10/03            2,000-            7.4100
                    GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                 2/10/03            3,000-            7.4100


(1)	THE DISPOSITIONS ON 2/10/03 WERE IN CONNECTION WITH THE
    ACQUISITION OF THE ISSUER AS DESCRIBED IN ITEM 5(a) OF THIS
    AMENDMENT TO SCHEDULE 13D.  ALL OTHER TRANSACTIONS WERE
    EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.